EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                             AS OF DECEMBER 31, 1995
                                                                      STATE OF
                            SUBSIDIARY*                            ORGANIZATION
                            -----------                            ------------
Kosmos Cement Company (a partnership).................................  Kentucky
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*    Kosmos Cement Company conducts business under its name.